*For Immediate Release*

Investor and Media Inquiries:
Dave Faupel
dave.faupel@prth.com

Priority Technology Holdings, Inc. to Participate in A.G.P. Emerging Growth Technology Conference

ALPHARETTA, Ga. - (February 3, 2021) -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority”) today announced that is participating in the A.G.P. Emerging Growth Technology Conference on Thursday, February 4, 2021. Virtual one-on-one meetings will be held throughout the day and the presentation can be found here http://prth.com/assets/AGP-Technology-Conference.pdf

In these meetings, the Company will reiterate its previously disclosed guidance for the fourth quarter of 2020 financial results to match, if not exceed, third quarter of 2020 revenue of $105.1 million and adjusted EBITDA of $17.1 million, excluding the RentPayment business results. The strong momentum experienced in the third quarter of 2020 continued through the fourth quarter of 2020. Priority’s third quarter 2020 earnings release on November 12, 2020 provides a reconciliation of net income to the non-GAAP adjusted EBITDA measure, and provides pro forma results summaries excluding the RentPayment business.
About Priority Technology Holdings, Inc.
Priority is a leading provider of merchant acquiring, integrated payment software and corporate payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built payments infrastructure that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent software. Additional information can be found at www.PRTH.com.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,”

“predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, our 2020 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC on March 30, 2020 and November 13, 2020, respectively. These filings are available online at www.sec.gov or www.PRTH.com.